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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY


We, the undersigned directors of PACCAR Inc, a Delaware corporation, hereby severally constitute and appoint C. M. Pigott, our true and lawful attorney-in-fact, with full power to sign for us, and in our names in our capacity as director, a Form 10-K on behalf of the Company for the year ending December 31, 1994, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 13th day of December 1994.


/s/ R. P. Cooley                            /s/ James C. Pigott
-----------------------------               -----------------------------
R. P. Cooley                                J. C. Pigott
Director, PACCAR Inc                        Director, PACCAR Inc


/s/ John M. Fluke, Jr.                      /s/ Mark Pigott
-----------------------------               -----------------------------
J. M. Fluke, Jr.                            M. C. Pigott
Director, PACCAR Inc                        Director, PACCAR Inc


/s/ Carl H. Hahn                            /s/ John W. Pitts
-----------------------------               -----------------------------
C. H. Hahn                                  J. W. Pitts
Director, PACCAR Inc                        Director, PACCAR Inc

/s/ H. J. Haynes                            /s/ M. A. Tembreull
-----------------------------               -----------------------------
H. J. Haynes                                M. A. Tembreull
Director, PACCAR Inc                        Director, PACCAR Inc


/s/ D. J. Hovind                            /s/ James H. Wiborg
-----------------------------               -----------------------------
D. J. Hovind                                J. H. Wiborg
Director, PACCAR Inc                        Director, PACCAR Inc
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